Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Canadian Pacific Railway Limited

Canadian Pacific Railway Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule,	Amount Registered(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	3.125% Notes due 2026	457(o)	$250,000,000	$250,000,000	0.00011020	$27,550.00

Fees to Be Paid	Debt	2.875% Notes due 2029	457(o)	$425,000,000	$425,000,000	0.00011020	$46,835.00

Fees to Be Paid	Debt	4.300% Notes due 2043	457(o)	$448,651,000	$448,651,000	0.00011020	$49,441.34

Fees to Be Paid	Debt	4.950% Notes due 2045	457(o)	$499,165,000	$499,165,000	0.00011020	$55,007.98

Fees to Be Paid	Debt	4.700% Notes due 2048	457(o)	$500,000,000	$500,000,000	0.00011020	$55,100.00

Fees to Be Paid	Debt	3.500% Notes due 2050	457(o)	$550,000,000	$550,000,000	0.00011020	$60,610.00

Fees to Be Paid	Debt	4.200% Notes due 2069	457(o)	$425,000,000	$425,000,000	0.00011020	$46,835.00

—	Other	Guarantees of 3.125% Notes due 2026	Other(2)	—	—	—	—

—	Other	Guarantees of 2.875% Notes due 2029	Other(2)	—	—	—	—

—	Other	Guarantees of 4.300% Notes due 2043	Other(2)	—	—	—	—

—	Other	Guarantees of 4.950% Notes due 2045	Other(2)	—	—	—	—

—	Other	Guarantees of 4.700% Notes due 2048	Other(2)	—	—	—	—

—	Other	Guarantees of 3.500% Notes due 2050	Other(2)	—	—	—	—

—	Other	Guarantees of 4.200% Notes due 2069	Other(2)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—

	Total Offering Amounts				$3,097,816,000(3)	—	—

	Total Fees Previously Paid				—	—	—

	Total Fee Offsets				—	—	—

	Net Fee Due				—	—	$341,379.32

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee will be paid in respect of the guarantees of the securities registered hereby.
(3)	Represents the proposed maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.